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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) September 28, 2001


                            U.S. PLASTIC LUMBER CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Nevada                      000-23855                 87-0404343
----------------------------    ------------------------      ----------------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)


                       2300 W. Glades Road, Suite 440 W.
                           Boca Raton, Florida 33431
        ----------------------------------------------------------------
                    (Address of principal executive offices)


                                 (561) 394-3511
                 ----------------------------------------------
                         Registrant's telephone number,
                              including area code:


                                 Not Applicable
                 ----------------------------------------------
                        (Former name or former address,
                         if changed since last report)



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FORWARD LOOKING STATEMENTS

         Certain statements and information included in this Current Report constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. When used in this Current Report, the words or phrases "will", "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "projected", "intends to" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to failure to comply with principal obligations and covenants in debt and other agreements, economic conditions, dilution to shareholders, lack of capital, changes in law or regulations, failure to comply with Nasdaq's requirements for continued listings of the common stock, demand for products and services of the Company, newly developing technologies, its ability to compete, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition, and the ability of the Company to obtain additional financing. Such factors could materially adversely affect the Company's financial performance and could cause the Company's actual results for the future periods to differ materially from any opinions or statements expressed within this Current Report. Additional discussion of such factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in the Company's SEC filings.

ITEM 5. OTHER EVENTS

         On October 1, 2001, the Company announced in a press release the closing of three of its manufacturing facilities and the leasing of two of its resin processing plants to third parties in an effort to reduce fixed costs, improve customer service and narrow management's focus to a smaller number of manufacturing facilities, without reducing total manufacturing capacity.

         These actions represent the final steps in restructuring the Company's manufacturing operations since installing new management in the fourth quarter of 2000. The Fontana, California, Denton, Maryland, and Trenton, Tennessee plants were closed on September 28, 2001 and the equipment and manufacturing processes at these plants will be transferred to the Chicago, Illinois and Ocala, Florida manufacturing locations. The Company is currently attempting to obtain a buyout or sublease in the closed facilities. In addition, the Company has discontinued raw material processing at its Auburn, Massachusetts and Chino, California resin plants and has agreed to lease these operations to other raw material processors. The Company will continue raw material processing for its own use at the Chicago and Ocala plants.

         Approximately 140 full time manufacturing and administrative positions were eliminated in connection with the reduction in facilities. The plan of restructure was adopted by management and the board of directors and communicated to employees in late September of 2001. As a result of this restructuring, the Company expects to record the following charges in the third quarter of 2001:

Write-down for equipment impairment                           $  9.9 million
Lease termination and other exit costs in
  connection with the restructuring                           $  1.7 million
Write-down of obsolete inventory                              $  0.5 million
                                                              --------------
         Total third quarter 2001 asset impairment
           and restructuring charges                          $ 12.1 million
                                                              ==============

         As a result of these charges, the Company will record a significant loss in the third quarter of 2001. The third quarter expected charges of $12.1 would be composed of approximately $10.5 million of non-cash charges and $1.6 million of

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charges that will require cash expenditures over the next twelve months. The
Company anticipates that it will save approximately $5 million annually, in fixed manufacturing and other costs, as a result of these changes.

         On September 28, 2001, the Company notified all of the banks which participate in its Senior Credit Facility that due to lower than anticipated sales at its plastic lumber division, the Company could not make the $2.5 million term loan payment due September 30, 2001 without jeopardizing its business operations. The lenders under the Senior Credit Facility are currently accepting interest only payments from the Company, pending their review of updated financial projections for the remainder of 2001 and 2002, and reaching an agreement with the Company for a Fourth Amendment to the Senior Credit Facility.

         On October 4, 2001, the Company notified the participants in the Master Credit Facility with GE Capital Corp. that it would be suspending further principal payments on the Master Credit Facility until the sale of certain assets or the refinancing of the Senior Credit Facility. The Company also informed the participants that it would not meet the minimum tangible net worth covenant of the Master Credit Facility for the third quarter of 2001 due to the aforementioned restructuring and other non-recurring charges that it will record in the third quarter of 2001.

         The Company is currently in negotiations with both groups of lenders to obtain the appropriate waivers and amendment agreements for the deferral of principal payments and the failure to meet financial covenants. However, its failure to comply with the financial covenants and the deferral of principal payments constitute defaults under the terms of the Senior Credit Facility and Master Credit Facility, as amended. Defaults under these lending agreements cause defaults, pursuant to cross default provisions, of other agreements of the Company, including but not limited to other lending agreements, debenture agreements, lease agreements and others. While the Company believes that it will be successful in obtaining the necessary waivers and amendments from both lending groups, the Company can give no assurance that it will be successful. The failure to obtain these waivers and amendments would have a material adverse effect upon the Company's liquidity and capital resources, and may impair its ability to continue as a going concern.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements - None.

         (b)      Pro forma financial information - None.

         (c)      Exhibits.  No exhibits are filed herewith or incorporated by reference herein.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  U.S. PLASTIC LUMBER CORP.
                                  (Registrant)


Date:  October ___, 2001          By: /s/ Bruce C. Rosetto
                                      ------------------------------------------
                                      Bruce C. Rosetto, Executive Vice President
                                        and General Counsel/Secretary



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